Exhibit 1

BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE

GRUPO FINANCIERO BANORTE (DIVISIÓN FIDUCIARIA)

NOTICE

GENERAL MEETING OF HOLDERS OF

NON-REDEEMABLE ORDINARY PARTICIPATION CERTIFICATES

“CEMEX.CPO”

The Holders of Non-Redeemable Ordinary Participation Certificates issued by CEMEX, S.A.B. de C.V. are hereby summoned to a General Meeting of Holders which shall be held at First Notice at Centro Financiero Banamex, located at Calzada Del Valle number 350 Oriente, First Floor, Colonia Del Valle, in the city of San Pedro Garza García, Nuevo León, Mexico, on September 11 (eleven), 2014 (two thousand fourteen) at 10:00 (ten) hours, to resolve with respect to the following matters:

AGENDA FOR THE MEETING

I.	PRESENTATION, DISCUSSION AND APPROVAL, IF ANY, OF A PROPOSAL TO MODIFY CLAUSE TWELFTH, AND APPOINT THE PRESIDENT OF THE TECHNICAL COMMITTEE, OF THE TRUST AGREEMENT NUMBER 111033-9 DATED SEPTEMBER 6, 1999 ENTERED INTO BY BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA AS TRUSTEE AND CEMEX, S.A.B. DE C.V. AS TRUSTOR, BASIS FOR THE ISSUANCE OF NON-REDEEMABLE ORDINARY PARTICIPATION CERTIFICATES NAMED “CEMEX.CPO”.

SUCH AMENDMENT IS NECESSARY AS A CONSEQUENCE OF MR. LORENZO H. ZAMBRANO’S PASSING, AS HE WAS THE PRESIDENT OF THE AFOREMENTIONED TRUST AGREEMENT’S TECHNICAL COMMITTEE.

II.	PRESENTATION, DISCUSSION AND APPROVAL, IF ANY, OF A PROPOSAL TO MODIFY CLAUSE NINETEENTH OF THE AFOREMENTIONED TRUST AGREEMENT, FOR THE PURPOSE OF AMENDING IT TO COMPLY WITH ARTICLES 228-S AND 220 OF THE LAW ON SECURITIES AND CREDIT OPERATIONS (LEY GENERAL DE TÍTULOS Y OPERACIONES DE CRÉDITO), WITH RESPECT TO THE QUORUM AND VOTING REQUIREMENTS AT THE GENERAL MEETING OF HOLDERS OF CEMEX.CPO.

III.	THE APPOINTMENT OF SPECIAL DELEGATES.

IV.	READING AND APPROVAL OF THE MINUTES OF THE MEETING.

The Holders of the Non-Redeemable Ordinary Participation Certificates “CEMEX.CPO” are hereby informed that the access cards for the Meeting shall be delivered upon presentation of the corresponding deposit certificate issued by S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., and, if applicable, with the special lists referred to in the Mexican Securities Market Law (Ley del Mercado de Valores). The corresponding access cards shall be requested and picked-up during business days at the offices of the Common Representative, Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte, División Fiduciaria, located at Avenida Revolución number 3000 Sur, Colonia Primavera, 4° floor, in this city, no later than 13:00 hours, on September 4, 2014.

Monterrey, Nuevo León, as of August 4, 2014.

BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE

GRUPO FINANCIERO BANORTE (DIVISIÓN FIDUCIARIA)

COMMON REPRESENTATIVE FOR THE HOLDERS

/s/ Alejandro Tarín Villamar		/s/ Sofía Kers Guerrero
Lic. Alejandro Tarín Villamar		Lic. Sofía Kers Guerrero
Trustees Delegates